UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 23, 2005

Date of Report (Date of earliest event reported)

Oakley, Inc.

(Exact name of registrant as specified in its charter)

Washington	001-13848	95-3194947
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Icon

Foothill Ranch, California 92610

(Address of principal executive offices) (Zip Code)

(949) 951-0991

(Registrant's telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

First Amendment to Aircraft Lease Agreement

On September 23, 2005, Oakley, Inc. ("Oakley") and N2T, Inc., an Oregon corporation owned by Jim Jannard, Chairman of the Board of Oakley ("N2T") entered into the First Amendment to Aircraft Lease ("First Amendment") wherein, effective June 1, 2005 and continuing in effect so long as N2T is not the owner of an aircraft used for the purposes of the Aircraft Lease previously entered into between the parties on December 18, 2003 (the "Aircraft Lease"), and so long as Jim Jannard is using the Aircraft, Oakley agreed to pay $90,000 in rent to N2T per year and $5,000 in fixed maintenance fees to N2T per month. Upon N2T's ownership of an aircraft used for the purposes of the Aircraft Lease, the First Amendment shall automatically terminate and the original provisions of the Aircraft Lease shall govern.

Except as modified by the First Amendment, all the terms, conditions, and covenants contained in the Aircraft Lease shall remain unmodified, in full force and effect and binding upon and enforceable against N2T and Oakley.

A copy of the First Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

Exhibit Number	Description
10.1	First Amendment to Aircraft Lease, made as of September 23, 2005, between Oakley, Inc. and N2T, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OAKLEY, INC.
Date: September 23, 2005	By:	/s/ Cosmas N. Lykos Name: Cosmas N. Lykos Title: Vice President of Business Development

Exhibit Index

Exhibit No.	Description
10.1	First Amendment to Aircraft Lease, made as of September 23, 2005, between Oakley, Inc. and N2T, Inc.